EXHIBIT 99.1

                 INSTENT INC. SPECIAL MEETING OF SHAREHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder hereby appoints Warren Bielke and Sven Wehrwein and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of InStent Inc. held of record as of May 24, 1996, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on June 28, 1996, at 8:30 a.m., local time, at 6271 Bury Drive, Eden Prairie, Minnesota, and at any adjournment or adjournments thereof, upon the following matters:

Proposal to approve the Agreement and Plan of Reorganization providing for the merger of BYR Acquisition Corp. with and into InStent Inc., with InStent Inc. to be the surviving corporation and a wholly-owned subsidiary of Medtronic, Inc., a copy of which Agreement and Plan of Reorganization is attached as Appendix A to the Proxy Statement/Prospectus for the Special Meeting.

                          FOR     AGAINST     ABSTAIN
(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)


THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER, BUT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION.
IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.
                           Dated:
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 (Please sign name exactly as it appears hereon)

                                  ----------------------------------------------
                                  (Signature of joint owner, if any)

                                  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO NORWEST SHAREOWNER SERVICES, STOCK TRANSFER DEPARTMENT, P.O. BOX 119, SOUTH SAINT PAUL, MINNESOTA 55075-9988.